Exhibit 99.12

PRELIMINARY FORM OF PROXY CARD

PAETEC CORP.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                 , 200

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder signing on the reverse side of this proxy card hereby appoints Arunas A. Chesonis and Keith M. Wilson, and each of them, proxies, each with full power of substitution, and hereby authorizes them, to represent and to vote all of the shares of Class A common stock, par value $0.01, of PAETEC Corp. held of record by such stockholder on                 , 200  , at the Special Meeting of Stockholders to be held at                 ,                 , on                 , 200  , at                  a.m., Eastern Standard Time, and at any adjournments or postponements thereof, as indicated on the reverse side hereof and in the discretion of such proxies upon any other business that may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice and Joint Proxy Statement/Prospectus.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, “FOR” Proposal 1, and, as said proxies deem advisable, on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available until 11:59 PM Eastern Time the day prior to the date of the Special Meeting of Stockholders

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet https:// www.		Telephone 1-		Mail

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site listed above.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call the number listed above.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Do not mail back your proxy card if you have voted by Internet or telephone.

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

Please mark your votes as shown here:  ☒

The Board of Directors unanimously recommends a vote “FOR” Proposal 1. To vote in accordance with the Board of Directors’ recommendation, merely sign on the reverse side; no boxes need to be checked.

1.	Adoption of the Agreement and Plan of Merger, dated as of August 11, 2006, among PAETEC Corp., US LEC Corp., PAETEC Holding Corp., WC Acquisition Sub P Corp. and WC Acquisition Sub U Corp., and approval of the merger of WC Acquisition Sub P Corp. with and into PAETEC Corp.

FOR	☐
AGAINST	☐
ABSTAIN	☐

The shares represented by this Proxy will be voted “FOR” Proposal 1 if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Joint Proxy Statement/Prospectus have been received by the undersigned.

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) __________________________________________	DATE __________________________________________

SIGNATURE(S) __________________________________________	DATE __________________________________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.